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                                                                    EXHIBIT 23.3


                       Report of Independent Accountants


To the Board of Directors and
Shareholders of Netrex, Inc.:

In our opinion, the statements of income, stockholders' equity and cash flows for the year ended December 31, 1998 of Netrex, Inc., (not presented separately herein) present fairly, in all material respects, the results of operations and cash flows of Netrex, Inc. for the year ended December 31, 1998, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above. We have not audited the financial statements of Netrex, Inc. for any period subsequent to December 31, 1998.


/s/ PricewaterhouseCoopers LLP

Bloomfield Hills, Michigan
May 17, 1999